EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-83676, 33-95766, 33-40316, 333-100420, 333-120131, 333-125298 and 333-135439 on Forms S-8 of our reports relating to the consolidated financial statements of Columbia Banking System, Inc., and management’s report on the effectiveness of internal control over financial reporting dated March 1, 2007, appearing in the Annual Report on Form 10-K of Columbia Banking System, Inc. for the year ended December 31, 2006.

Seattle, Washington

March 1, 2007